EXHIBIT 99.1
                                                             ------------


             PRESS RELEASE AND ADDITIONAL FINANCIAL INFORMATION
             --------------------------------------------------

                   NEWELL RUBBERMAID SETS SECOND QUARTER
                    REVENUE RECORD OF $2 BILLION, UP 4%


             *   EARNINGS IN LINE WITH CONSENSUS
             *   ADOPTS MORE CONSERVATIVE FULL YEAR OUTLOOK


   ATLANTA, July 31, 2003 - Newell Rubbermaid Inc. (NYSE: NWL) today announced its second quarter results, reporting record sales of $1,976.1 million, an increase of 4.3% compared to the second quarter of 2002. Total sales improved due to the Lenox{R} hand tool and power tool accessory acquisition (formerly American Saw) in addition to 0.3% internal sales growth in businesses owned more than a year.

   SECOND QUARTER RESULTS

   Net income in the quarter was $73.8 million, or $0.27 per share in 2003, compared to $88.6 million, or $0.33 per share in the second quarter of 2002. Excluding charges, net income increased 10% to $114.5 million in the quarter, versus $104.0 million in 2002. Diluted earnings per share, calculated on the same basis, increased 8% to $0.42 in the quarter, versus $0.39 in 2002. A reconciliation of the results "as reported" to results "excluding charges" is attached to this press release.

   "We are pleased to deliver solid quarterly results and we remain committed to investing in our long-term growth strategies, despite the short-term pressures we face. This was a challenging quarter for Newell Rubbermaid because of our planned exit from business with high-risk customers and from certain low-margin product lines, in addition to the added pressure from retailer inventory reductions." said Joseph Galli, Newell Rubbermaid's chief executive officer.

   Mr. Galli added: "We continue to see significant progress from our strategies in the Sharpie and Irwin groups, but the progress is slower than we would like for some of our other businesses because of retailer inventory reductions, pricing pressure on opening price point products and the resources required to complete our restructuring projects.
   For those reasons we have been compelled to look more conservatively at our earnings guidance for the remainder of this year. Our fundamental strategies are sound, and looking further forward we are confident of the success we're seeing from our investment in high-growth, high-margin products and brands."

   Internal sales growth, which excludes the impact of material acquisitions and divestitures made in the past year, increased 0.3%. The planned exit from high-risk customers reduced internal sales by 2.9% in the quarter, while foreign currency translation favorably impacted sales by 3.3%. Strong Power Brand sales were reported in the quarter from the Calphalon{R} brand (up 22%), the Sharpie{R} brand (up 20%), and IRWIN{R} hand tools and power tool accessories (up 10%). These increases were principally from increased investment in TV advertising, the Phoenix in-store merchandising program, new product introductions and account review wins over the past year. Sales for Levolor{R} window furnishings, a part of the Irwin group declined double-digit due primarily to planned exits from low margin product lines. Additionally, sales for the U.S. picture frames business, part of the Caphalon Home group, also declined double-digit due primarily to the exit from high-risk customers and pricing pressures on opening price point products.

   The company added that cost savings of $25 million in the quarter and the 2003 Lenox acquisition contributed to the expansion of gross margins to 27.8% in 2003 versus 27.5% in 2002. Excluding charges, gross margins improved to 27.9% in 2003 versus 27.5% in 2002.

   Operating income was $140.5 million, or 7.1% of sales, in 2003 versus $181.7 million, or 9.6% of sales, in 2002. The decline was primarily from increased restructuring charges. Excluding charges, operating income increased 5% to $200.7 million, or 10.2% of sales, versus $191.5 million, or 10.1% of sales, in 2002.

   As part of its previously announced restructuring plan, the company recorded second quarter pre-tax restructuring charges of $57.9 million and other restructuring related charges of $2.3 million. During the quarter the company exited seven facilities in connection with the movement of production to lower cost facilities and countries. To date, 69 facilities have been exited under the plan.

   In the quarter, the company consumed free cash flow of $52 million versus generating $55 million in the second quarter of 2002. The company defines free cash flow as cash generated from operations, net of capital expenditures and dividends. The company pointed to increased strategic investments in capital for new product development and productivity initiatives, increased cash restructuring charges and increased inventory levels as the primary factors for the decrease in free cash flow. The increased inventory levels were the result of increased safety stock levels related to restructuring programs and new product launches, and the impact of retailer inventory reductions. A reconciliation of free cash flow to cash flow provided by operating activities is attached to this press release.

   SIX-MONTH RESULTS
   -----------------

   Net sales for the first six months of 2003 were a record $3.7 billion, up 6.3% from $3.5 billion for the first six months of 2002. Internal sales growth, which excludes the impact of material acquisitions and
   divestitures made in the past year, declined 0.2%.   The planned exit
   of high-risk customers reduced internal sales by 2.8%, while foreign currency translation favorably impacted sales by 3.1% for the first six months.

   Net income for the first six months of 2003 was $89.8 million, or $0.33 per share in 2003, compared to a net loss of $375.4 million, or $1.40 loss per share in 2002. Excluding charges, net income for the first six months of 2003 increased 12% to $188.0 million versus $167.9 million in 2002. Diluted earnings per share, calculated on the same basis, increased 10% to $0.69 in the first six months of 2002 versus $0.63 in 2002.

   In the first six months of 2003, the company recorded a pre-tax restructuring charge of $117.6 million and other divestiture and restructuring related charges of $27.8 million.

   OTHER ITEMS OF NOTE FROM THE QUARTER
   ------------------------------------

        * The integration of Lenox is ahead of plan and is substantially complete. Sales in the second quarter were up 6% over the prior year when Newell Rubbermaid did not own the company.
        * The Rubbermaid{R} Tough Tools{TM} launch is underway and initial results are promising. The Tough Tools collection was designed for and provides solutions to the most common household projects. It features stylish, high-quality hand tools with ergonomic rubberized grips for do-it-yourselfers.
        * The Calphalon Culinary Center, Toronto, opened its doors in June 2003. This is the second cooking school launched by Calphalon, following the success of the Chicago center. These cooking schools are part of the company's focus on grass roots marketing through the integration of Calphalon products into demonstration and hands-on cooking classes.

   OUTLOOK
   -------

   For the third quarter of 2003, the company expects diluted earnings per share of $0.40 - $0.44, excluding restructuring charges of $30
   - $50 million, and other non-recurring charges related to product line exit costs of $4 - $6 million.

   For the full year 2003, the company has revised and narrowed its previously stated $1.77 - $1.87 diluted earnings per share guidance to $1.60 - $1.68, excluding restructuring charges of $190 - $210 million, and other charges related to product line exit costs of $40
   - $50 million. The Company now expects full year 2003 internal sales growth to be between zero and two percent.




   The revised guidance is due primarily to softer than expected sales outlook for the Company's picture frame businesses, pricing pressure on opening price point business and retailer inventory reductions. Additionally, the company is increasing its investment in its previously announced restructuring plan to $460-$480 million from its previous guidance of $350 million. Approximately $40 million of the restructuring increase is due to currency translation from projects completed or in the process of being completed in Europe, for which currencies have strengthened against the US dollar. The remainder of the increased investment is related to additional high-return projects for the American Tool acquisition and supply chain streamlining projects identified since the plan was established in 2001. The company still expects to complete charges related to the restructuring plan by June 2004.

   A RECONCILIATION OF THE 2003 EARNINGS OUTLOOK IS AS FOLLOWS:

                                           3rd Quarter       Full Year
                                           -----------       ---------

   Diluted earnings per share             $0.26 - $0.36    $0.96 - $1.11
   Excluding:
     Restructuring charges                $0.07 - $0.12    $0.47 - $0.52
     Product line exits, acquisition,
       divestiture charges                $0.01 - $0.02    $0.10 - $0.12
   Diluted earnings per share,
     excluding charges                    $0.40 - $0.44    $1.60 - $1.68



   Free cash flow for the full year is now expected to be $200 to $250 million for the year. Expected free cash flow is calculated as follows: cash flow from operations (estimated to be $750 - $800 million), less capital expenditures (estimated to be approximately $325 million), less expected dividends of approximately $230 million.


   CONFERENCE CALL
   ---------------

   The company's second quarter earnings conference call is scheduled for today, July 31, 2003 at 10:00 a.m. EDT. To participate on the call, please RSVP domestically at (800) 240-1339 or internationally at (706) 645-6914 to obtain the dial-in number for the call. The company's call will also be web cast. To access the web cast, use the link provided under the Investor Relations section on the company's home page at www.newellrubbermaid.com.

   A replay will be available approximately one hour after the call concludes through August 31, 2003 and may be accessed domestically at
   (800) 642-1687 or internationally at (706) 645-9291. The conference call identification number is 1425502.




   CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
   ---------------------------------------------

   The statements contained in this press release that are not historical in nature are forward-looking statements. Forward-looking statements are not guarantees since there are inherent difficulties in predicting future results, and actual results could differ materially from those expressed or implied in the forward-looking statements. For a list of major factors that could cause actual results to differ materially from those projected, refer to Newell Rubbermaid's first quarter 2003 10-Q, Exhibit 99.1, filed with the Securities and Exchange Commission.

   ABOUT NEWELL RUBBERMAID
   -----------------------

   Newell Rubbermaid Inc. is a global marketer of consumer products with 2002 sales of over $7 billion and a powerful brand family including Sharpie{R}, Paper Mate{R}, Parker{R}, Waterman{R}, Colorific{R}, Rubbermaid{R}, Stain Shield{R}, Blue Ice{R}, TakeAlongs{R}, Roughneck{R}, Brute{R}, Calphalon{R}, Little Tikes{R}, Graco{R}, Levolor{R}, Kirsch{R}, Shur-Line{R}, BernzOmatic{R}, Goody{R}, Vise-Grip{R}, Quick-Grip{R}, IRWIN{R}, Lenox{R}, and Marathon{R}. The company is headquartered in Atlanta, Georgia and employs approximately 44,000 people worldwide.

   This press release and additional financial information about the company's 2003 second quarter results are available under the Investor Relations section of the company's website at www.newellrubbermaid.com.

   Newell Rubbermaid Inc.
   Atlanta, Georgia

   Securities Listed
   NYSE
   Common Stock
   (Symbol: NWL)

   www.newellrubbermaid.com

   At Newell Rubbermaid:

   David Honan
   VP - Investor Relations
   6833 Stalter Drive
   Rockford, IL  61108
   Phone: 815-381-8150
   Fax: 815-381-8155

   Dean Werner
   Director, Corp. Communications
   Deerfield Corp. Centre One
   13010 Morris Road
   Alpharetta, GA  30004
   Phone: 770-670-2215


                              Newell Rubbermaid Inc.
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                       (in millions, except per share data)
As Reported

                                                 Three Months Ended June 30,          Six Months Ended June 30,
                                              --------------------------------    ---------------------------------
                                                2003        2002       % Change     2003         2002      % Change
                                                ----        ----       --------     ----         ----      --------
Net sales                                     $1,976.1    $1,895.0        4.3%    $3,712.5     $3,492.0      6.3%
Cost of products sold                          1,426.1     1,374.4                 2,699.1      2,552.3
                                              --------    --------                --------     --------
  GROSS INCOME                                   550.0       520.6        5.6%     1,013.4        939.7      7.8%
    % of sales                                    27.8%       27.5%                   27.3%        26.9%

Selling, general &
  administrative expense                         351.6       330.0        6.5%       674.2        629.2      7.2%
    % of sales                                    17.8%       17.4%                   18.2%        18.0%
Restructuring costs                               57.9         8.9                   117.6         18.6
                                              --------    --------                --------     --------
  OPERATING INCOME                               140.5       181.7      (22.7)%      221.6        291.9    (24.1)%
    % of sales                                     7.1%        9.6%                    6.0%         8.4%
Nonoperating expenses:
  Interest expense                                28.6        29.3                    60.6         54.4
  Interest income                                 (1.0)       (1.1)                   (2.6)        (1.8)
  Other                                            3.7        19.2                    30.6         27.8
                                              --------    --------                --------     --------
                                                  31.3        47.4      (34.0)%       88.6         80.4     10.2%
                                              --------    -------                 --------     --------

  INCOME BEFORE TAXES AND CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE                    109.2       134.3      (18.7)%      133.0        211.5    (37.1)%
    % of sales                                     5.5%        7.1%                    3.6%         6.1%

Income taxes                                      35.4        45.7      (22.6)%       43.2         72.0    (40.0)%
    Effective rate                                32.4%       34.0%                   32.5%        34.0%
                                              --------    --------                --------     --------

  NET INCOME BEFORE CUMULATIVE EFFECT
  OF ACCOUNTING CHANGE                        $   73.8    $   88.6      (16.7)%   $   89.8     $  139.5    (35.6)%
    % of sales                                     3.7%        4.7%                    2.4%         4.0%
                                              --------    --------                --------     --------

Cumulative effect of accounting change             -          -                        -         (514.9)


  NET INCOME / (LOSS)                         $   73.8    $   88.6      (16.7)%   $   89.8     $ (375.4)      NA
                                              ========    ========                ========     ========
    % of sales                                     3.7%        4.7%                    2.4%       (10.8)%


EARNINGS PER SHARE BEFORE CUMULATIVE
EFFECT OF ACCOUNTING CHANGE:
  Basic                                       $   0.27    $   0.33      (18.2)%    $  0.33     $    0.52   (36.5)%
  Diluted                                     $   0.27    $   0.33      (18.2)%    $  0.33     $    0.52   (36.5)%

EARNINGS (LOSS) PER SHARE CUMULATIVE EFFECT
OF ACCOUNTING CHANGE:
  Basic                                       $   -       $   -                    $   -       $   (1.93)     NA
  Diluted                                     $   -       $   -                    $   -       $   (1.92)     NA

EARNINGS (LOSS) PER SHARE:
  Basic                                       $   0.27    $   0.33      (18.2)%    $  0.33     $   (1.41)     NA
  Diluted                                     $   0.27    $   0.33      (18.2)%    $  0.33     $   (1.40)     NA

Average shares outstanding:
  Basic                                         274.2       267.0         2.7%      273.8         266.9      2.6%
  Diluted                                       274.7       268.0         2.5%      274.2         267.8      2.4%





                                                         Newell Rubbermaid Inc.
                                              CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                                                  (in millions, except per share data)


     Excluding charges Reconciliation

                                                                     Three Months Ended June 30,
                                     --------------------------------------------------------------------------------------------
                                                    2003                                        2002
                                     ---------------------------------------   ----------------------------------------
                                     As Reported  Charges(1)   Excl. Charges   As Reported   Charges(2)   Excl. Charges  % Change
                                     -----------  ----------   -------------   -----------   ----------   -------------  --------
     Net sales                        $1,976.1                 $ 1,976.1       $1,895.0                     $1,895.0       4.3%
     Cost of products sold             1,426.1       (2.1)       1,424.0        1,374.4        (0.8)         1,373.6
                                      --------     -------     ---------       --------       -----         --------
       GROSS MARGIN                      550.0        2.1          552.1          520.6         0.8            521.4       5.9%
         % of sales                       27.8%                     27.9%          27.5%                        27.5%

     Selling, general &
        administrative expense           351.6       (0.2)         351.4          330.0        (0.1)           329.9       6.5%
         % of sales                       17.8%                     17.8%          17.4%                        17.4%
     Restructuring costs                  57.9      (57.9)            -             8.9        (8.9)              -
                                      --------     -------     ---------       --------       -----         --------

       OPERATING INCOME                  140.5       60.2          200.7          181.7         9.8            191.5       4.8%
         % of sales                        7.1%                     10.2%           9.6%                        10.1%

     Nonoperating expenses:
          Interest expense                28.6                      28.6           29.3                         29.3
          Interest income                 (1.0)                     (1.0)          (1.1)                        (1.1)
          Other                            3.7          -            3.7           19.2       (13.6)             5.6
                                      --------     -------     ---------       --------       -----         --------
                                          31.3          -           31.3           47.4       (13.6)            33.8      (7.4)%
                                      --------     -------     ---------       --------       -----         --------

       INCOME BEFORE TAXES AND
       CUMULATIVE EFFECT OF
       ACCOUNTING CHANGE                 109.2       60.2          169.4          134.3        23.4            157.7       7.4%
         % of sales                        5.5%                      8.6%           7.1%                         8.3%

     Income taxes                         35.4       19.5           54.9           45.7         8.0             53.7       2.2%
         Effective rate                   32.5%                     32.5%          34.0%                        34.0%
                                      --------     -------     ---------       --------       -----         --------
       INCOME BEFORE CUMULATIVE
       EFFECT OF ACCOUNTING CHANGE        73.8       40.7          114.5           88.6        15.4            104.0      10.1%
         % of sales                        3.7%                      5.8%           4.7%                         5.5%
                                      --------     -------     ---------       --------       -----         --------
     Cumulative effect of accounting
      change                                -          -              -              -           -                -

           NET INCOME                $    73.8     $ 40.7     $    114.5       $   88.6      $ 15.4         $  104.0      10.1%
                                     =========     ======     ==========       ========      ======         ========
              % of sales                   3.7%                      5.8%           4.7%                         5.5%





      EARNINGS PER SHARE BEFORE
      CUMULATIVE EFFECT OF
      ACCOUNTING CHANGE:
        Basic                        $    0.27     $   0.15    $     0.42    $      0.33     $  0.06        $    0.39      7.7%
        Diluted                      $    0.27     $   0.15    $     0.42    $      0.33     $  0.06        $    0.39      7.7%

      EARNINGS (LOSS) PER SHARE
      CUMULATIVE EFFECT OF
      ACCOUNTING CHANGE:
          Basic                      $     -       $    -      $       -     $       -       $   -          $     -         NA
          Diluted                    $     -       $    -      $       -     $       -       $   -          $     -         NA



      EARNINGS (LOSS) PER SHARE:
          Basic                      $    0.27     $   0.15    $     0.42    $     0.33      $  0.06        $    0.39      7.7%
          Diluted                    $    0.27     $   0.15    $     0.42    $     0.33      $  0.06        $    0.39      7.7%

     Average shares outstanding:
          Basic                          274.2                      274.2         267.0                         267.0      2.7%
          Diluted                        274.7                      274.7         268.0                         268.0      2.5%


     (1)      Charges excluded from "as reported" results for 2003 are restructuring, acquisition or divestiture related charges.
              These charges consist of $2.1 million in restructuring costs related to product line exits (shown in costs of products sold), $0.2 million of restructuring costs related to relocation of property and equipment (shown in selling, general and administrative expenses), $57.9 million of restructuring costs related to exiting certain facilities (shown in restructuring costs).


     (2)      Charges excluded from "as reported" results for 2002 are restructuring or acquisition related charges.  These charges consist of $0.8 million in restructuring and acquisition related costs for product line exits (shown in costs of products sold), $0.1 million of acquisition related charges (shown in selling, general and administrative expenses), $8.9 million of restructuring charges related to exiting certain facilities (shown in restructuring costs), and $13.6 million (shown in Other Nonoperating Expenses) for transaction costs related to the withdrawn
              Anchor Hocking divestiture.





                                                         Newell Rubbermaid Inc.
                                              CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                                                  (in millions, except per share data)



     Excluding charges Reconciliation
                                                                     Six Months Ended June 30,
                                     --------------------------------------------------------------------------------------------
                                                    2003                                        2002
                                     ---------------------------------------   ----------------------------------------
                                     As Reported  Charges(1)   Excl. Charges   As Reported   Charges(2)   Excl. Charges  % Change
                                     -----------  ----------   -------------   -----------   ----------   -------------  --------
     Net sales                        $3,712.5                 $ 3,712.5       $3,492.0                     $3,492.0       6.3%
     Cost of products sold             2,699.1       (6.2)       2,692.9        2,552.3       (7.5)          2,544.8
                                      --------     -------     ---------       --------      -----          --------
          GROSS MARGIN                 1,013.4        6.2        1,019.6          939.7        7.5             947.2       7.6%
               % of sales                 27.3%                     27.5%          26.9%                        27.1%

     Selling, general &
        administrative expense           674.2       (0.5)         673.7          629.2       (3.4)            625.8       7.7%
               % of sales                 18.2%                     18.1%          18.0%                        17.9%
     Restructuring costs                 117.6     (117.6)            -            18.6      (18.6)               -
                                      --------     -------     ---------       --------      -----          --------
          OPERATING INCOME               221.6      124.3          345.9          291.9       29.5             321.4       7.6%
               % of sales                  6.0%                      9.3%           8.4%                         9.2%

     Nonoperating expenses:
          Interest expense                60.6                      60.6           54.4                         54.4
          Interest income                 (2.6)                     (2.6)          (1.8)                        (1.8)
          Other                           30.6      (21.1)           9.5           27.8      (13.6)             14.2
                                      --------     -------     ---------       --------      -----          --------
                                          88.6      (21.1)          67.5           80.4      (13.6)             66.8       1.0%
                                      --------     -------     ---------       --------      -----          --------

          INCOME BEFORE TAXES AND
          CUMULATIVE EFFECT OF
          ACCOUNTING CHANGE              133.0      145.4          278.4          211.5       43.1             254.6        9.3%
               % of sales                  3.6%                      7.5%           6.1%                         7.3%

     Income taxes                         43.2       47.2           90.4           72.0       14.7              86.7
               Effective rate             32.5%                     32.5%          34.0%                        34.0%
                                      --------     -------     ---------       --------      -----          --------

          INCOME BEFORE CUMULATIVE
          EFFECT OF ACCOUNTING
          CHANGE                          89.8        98.2         188.0          139.5       28.4          $  167.9       12.0%
               % of sales                  2.4%                      5.1%           4.0%                         4.8%
                                      --------     -------     ---------       --------      -----          --------
     Cumulative effect of accounting
       change                               -           -             -          (514.9)     514.9                -

           NET INCOME                 $   89.8     $  98.2     $   188.0       $ (375.4)    $543.3          $  167.9       12.0%
                                      ========     =======     =========        =======     ======          ========
        % of sales                       2.4%                      5.1%         (10.8)%                        4.8%





      EARNINGS PER SHARE BEFORE CUMULATIVE
      EFFECT OF ACCOUNTING CHANGE:
          Basic                      $     0.33    $   0.36    $     0.69      $    0.52    $ 0.11          $    0.63       9.5%
          Diluted                    $     0.33    $   0.36    $     0.69      $    0.52    $ 0.11          $    0.63       9.5%


      EARNINGS (LOSS) PER SHARE
      CUMULATIVE EFFECT OF
      ACCOUNTING CHANGE:
          Basic                      $      -      $    -      $      -        $   (1.93)   $ 1.93          $     -
          Diluted                    $      -      $    -      $      -        $   (1.92)   $ 1.92          $     -

      EARNINGS (LOSS) PER SHARE:
          Basic                      $     0.33    $   0.36    $     0.69      $   (1.41)   $ 2.04          $    0.63       9.5%
          Diluted                    $     0.33    $   0.36    $     0.69      $   (1.40)   $ 2.03          $    0.63       9.5%

     Average shares outstanding:
          Basic                           273.8                     273.8          266.9                       266.9       2.6%
          Diluted                         274.2                     274.2          267.8                       267.8       2.4%


     (1)      Charges excluded from "as reported" results for 2003 are restructuring, acquisition or divestiture related charges.
              These charges consist of $6.2 million in restructuring costs related to product line exits (shown in costs of products sold), $0.5 million of restructuring costs related to relocation of property and equipment (shown in selling, general and administrative expenses), $117.6 million of restructuring costs related to exiting certain facilities (shown in restructuring costs) and $21.1 million  loss primarily on the sale of the Cosmolab division
              (shown in other nonoperating expense).

     (2)      Charges excluded from "as reported" results for 2002 are restructuring or acquisition related charges and the cumulative effect of an accounting change related to the adoption of SFAS No. 142. These charges consist of $7.5 million in restructuring and acquisition related costs for product line exits (shown in costs of products sold),
              $3.4 million of acquisition related charges (shown in selling, general and administrative expenses), $18.6 million of restructuring charges related to exiting certain facilities (shown in restructuring costs), and $514.9 million of charges related to the writedown of impaired goodwill in connection with the adoption of SFAS No. 142.




                           Newell Rubbermaid Inc.
                   CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                (in millions)

                                                          June 30,         June 30,
     Assets:                                               2003             2002
                                                          -------          --------
     Cash and cash equivalents                           $   35.4         $   10.1
     Accounts receivable, net                             1,455.1          1,429.2
     Inventories, net                                     1,365.1          1,290.7
     Deferred income taxes                                  202.3            224.3
     Prepaid expenses and other                             221.7            208.1
                                                         --------         --------

          Total Current Assets                            3,279.6          3,162.4

     Other Assets                                           313.3            308.9
     Property, Plant and Equipment, net                   1,847.2          1,776.5
     Deferred Income Taxes                                   10.9              -
     Goodwill, net                                        2,308.4          1,851.3
     Other Intangibles, net                                 368.2            298.4
                                                         --------         --------
          Total Assets                                   $8,127.6         $7,397.5
                                                         ========         ========

     Liabilities and Stockholders' Equity:
     Notes payable                                       $   37.4         $   30.5
     Accounts payable                                       863.0            655.8
     Accrued compensation                                   107.9            123.9
     Other accrued liabilities                            1,085.3            917.5
     Income taxes                                           134.3            141.9
     Current portion of long-term debt                      129.8            300.2
                                                         --------         --------
          Total Current Liabilities                       2,357.7          2,169.8

     Long-Term Debt                                       2,547.0          2,216.5
     Other Long-Term Liabilities                            400.1            402.0
     Deferred Income Taxes                                    -               83.4
     Company-Obligated Mandatorily Redeemable
          Convertible Securities of a Subsidiary Trust      500.0            500.0


     Stockholders' Equity                                 2,322.8          2,025.8
                                                          -------         --------
          Total Liabilities and Stockholders' Equity     $8,127.6         $7,397.5
                                                         ========         ========







                                                         Newell Rubbermaid Inc.
                                            CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
                                                             (in millions)

                                                                      For The Six Months Ended June 30,
                                                                            2003             2002
                                                                            ----             ----
     Operating Activities:
     Net income                                                          $   89.8         $ (375.4)
     Adjustments to reconcile net income to net cash
          provided by operating activities:
          Depreciation and amortization                                     137.6            146.4
          Non-cash restructuring charges                                     62.9              6.1
          Deferred taxes                                                      0.1             38.1
          Cumulative effect of change in accounting                           -              514.9
          Other                                                              42.8             13.3
     Changes in current accounts, excluding
          the effects of acquisitions:
          Accounts receivable                                               (14.3)           (53.2)
          Inventories                                                      (141.3)           (87.3)
          Other current assets                                                8.5            (13.8)
          Accounts payable                                                  161.2            132.8
          Accrued liabilities and other                                    (205.9)           (23.2)
                                                                         --------         --------
     Net cash provided by operating activities                           $  141.4         $  298.7

     Investing activities:
     Acquisitions, net of cash acquired                                  $ (458.7)        $ (228.8)
     Expenditures for property, plant and equipment                        (188.4)          (101.2)
     Disposals of non-current assets and other                               10.2              6.9
                                                                         --------         --------
     Net cash used in investing activities                               $ (636.9)        $ (323.1)

     Financing Activities:
     Proceeds from issuance of debt                                      $1,036.1         $  520.8
     Proceeds from issuance of stock                                        200.1              -
     Payments on notes payable and long-term debt                          (651.4)          (391.0)
     Cash dividends                                                        (115.2)          (112.1)
     Proceeds from exercised stock options and other                          4.7              9.4
                                                                         --------         --------
     Net cash provided by financing activities                           $  474.3         $   27.1

     Exchange rate effect on cash                                        $    1.5         $    0.6
     Decrease (increase) in cash and cash equivalents                       (19.7)             3.3
     Cash and cash equivalents at beginning of year                          55.1              6.8
                                                                         --------         --------
     Cash and cash equivalents at end of period                          $   35.4         $   10.1
                                                                         ========         ========








                                                      Newell Rubbermaid Inc.
                                                   Calculation of Free Cash Flow
                                                           (in millions)


     FREE CASH FLOW ($MILLIONS):  (1)                Q2 2003     Q2 2002         YTD 2003     YTD 2002
                                                     -------     -------         --------     --------
     Net cash provided by Operating Activiites       $ 100.9     $ 176.2         $  141.4     $  298.7
     Expenditures for Property, Plant & Equipment      (95.2)      (65.2)          (188.4)      (101.2)
     Cash Dividends                                    (57.5)      (56.1)          (115.2)      (112.1)
                                                     -------     -------         --------     --------

          Free Cash Flow                             $ (51.8)    $  54.9         $ (162.2)    $   85.4
                                                     =======     =======         ========     ========

     (1)      Free cash flow is defined as cash flows provided by operating activities less cash expenditures for property, plant and equipment and cash dividends.





                                                      Newell Rubbermaid Inc.
                                                   2003 and 2002 Financial Info


     EPS RECONCILIATION: (1)                      Q1      Q2       Q3      Q4       YTD
                                                ------  ------   ------  ------   ------
     2002 Diluted EPS, excluding charges        $ 0.24  $ 0.39                    $ 0.63
          Acquisition contribution                0.01    0.02                      0.03
          Internal growth / Other Changes         0.02    0.01                      0.03
                                                ------  ------   ------  ------   ------
     2003 Diluted EPS, excluding charges        $ 0.27  $ 0.42                    $ 0.69
                                                ======  ======   ======  ======   ======


<CAPITON>


                                                Q2 2003 Q2 2002  $ Change YTD 2003 YTD 2002  $ Change
                                                ------- -------  -------- -------- --------  --------
     Nonoperating expenses ($millions):
     Financing costs:
          Interest expense                      $ 28.6  $ 29.3   $ (0.7)   $ 60.6   $ 54.4    $  6.2
          Interest income                         (1.0)   (1.1)     0.1      (2.6)    (1.8)     (0.8)
          Minority interest in income of
               subsidiary (QUIPS coupon)           6.7     6.7       -       13.4     13.4        -
     Other miscellaneous:
          Equity earnings                          -       0.2     (0.2)       -      (0.7)      0.7
          Currency translation                    (2.0)   (1.3)    (0.7)     (3.1)     0.8      (3.9)
          Other                                   (1.0)    -       (1.0)     (0.8)     0.7      (1.5)
                                                ------  ------   ------    ------   ------    ------

                                                $ 31.3  $ 33.8   $ (2.5)   $ 67.5   $ 66.8    $  0.7
                                                ======  ======   ======    ======   ======    ======


     (1)      Excludes charges for restructuring and acquisition related charges, the loss on the sale of Cosmolab, and in the first quarter of 2002, the adoption of SFAS No. 142.  See the reconciliation of earnings excluding these charges to "as reported" earnings on the
              Statement of Operations - Excluding Charges.







    Newell Rubbermaid Inc. Financial Worksheet


                                                                           2003
                                       -----------------------------------------------------------------------------
                                                           Excluding Charges Reconciliation (1)
                                                        -------------------------------------------
                                                        Reported         Excluded         Ex Charges       Operating
                                       Net Sales           OI            Charges              OI             Margin
                                       ---------        --------         --------         ----------       ---------
     Q1:
     Rubbermaid                        $   718.0        $  67.4          $   0.5          $  67.9             9.5%
     Sharpie                               294.4           29.8              1.1             30.9            10.5%
     Irwin                                 482.1           39.6              2.7             42.3             8.8%
     Calphalon Home                        241.9           11.2              0.1             11.3             4.7%

     Restructuring Costs                                  (59.7)            59.7
     Corporate                                             (7.2)             -               (7.2)
                                       ---------        -------          -------          -------
        Total                          $ 1,736.4        $  81.1          $  64.1            145.2             8.4%
                                       =========        =======          =======          =======
     Core businesses                     1,573.4           66.2             64.1            130.3             8.3%
     Acquisitions / Divestitures           163.0           14.9              -               14.9
                                       ---------        -------          -------          -------
        Total                          $ 1,736.4        $  81.1          $  64.1          $ 145.2             8.4%
                                       =========        =======          =======          =======


                                                                           2002
                                       -----------------------------------------------------------------------------
                                                           Excluding Charges Reconciliation (1)
                                                        -------------------------------------------
                                                        Reported         Excluded         Ex Charges       Operating
                                       Net Sales           OI            Charges              OI             Margin
                                       ---------        --------         --------         ----------       ---------
     Q1:
     Rubbermaid                        $   710.1        $  61.0          $   5.0          $  66.0             9.3%
     Sharpie                               301.9           25.8              2.5             28.3             9.4%
     Irwin                                 331.1           20.0              2.4             22.4             6.8%
     Calphalon Home                        253.9           20.6              0.1             20.7             8.2%

     Restructuring Costs                                   (9.7)             9.7
     Corporate                                             (7.5)             -               (7.5)
                                       ---------        -------          -------          -------
        Total                          $ 1,597.0        $ 110.2          $  19.7            129.9             8.1%
                                       =========        =======          =======          =======
     Core businesses                     1,586.7          111.5             19.7          $ 131.2             8.3%
     Acquisitions / Divestitures            10.3           (1.3)             -               (1.3)
                                       ---------        -------          -------          -------
        Total                          $ 1,597.0        $ 110.2          $  19.7          $ 129.9             8.1%
                                       =========        =======          =======          =======





                                                         Year-over-year changes
                                       -----------------------------------------------------------
                                               Net Sales                     Operating Income
                                       ------------------------          -------------------------
                                            $               %               $                %
                                       ---------        -------          -------          -------
     Q1:
     Rubbermaid                        $     7.9           1.1%          $   1.9             2.9%
     Sharpie                                (7.5)        (2.5)%              2.6             9.2%
     Irwin                                 151.0          45.6%             19.9            88.8%
     Calphalon Home                        (12.0)        (4.7)%             (9.4)         (45.4)%

     Restructuring Costs                                                     -
     Corporate                                                               0.3
                                       ---------         ------          -------          -------
        Total                          $   139.4           8.7%          $  15.3            11.8%
                                       =========         ======          =======          =======
     Core businesses                       (13.3)        (0.8)%             (0.9)          (0.7)%
     Acquisitions / Divestitures           152.7                            16.2
                                       ---------         ------          -------          -------
        Total                          $   139.4           8.7%          $  15.3            11.8%
                                       =========         ======          =======          =======







                                                                           2003
                                       -----------------------------------------------------------------------------
                                                           Excluding Charges Reconciliation (1)
                                                        -------------------------------------------
                                                        Reported         Excluded         Ex Charges       Operating
                                       Net Sales           OI            Charges              OI             Margin
                                       ---------        --------         --------         ----------       ---------
     Q2:
     Rubbermaid                        $   751.2        $  39.9          $   0.3          $  40.2             5.4%
     Sharpie                               485.2          107.6              0.1            107.7            22.2%
     Irwin                                 520.5           55.6              1.1             56.7            10.9%
     Calphalon Home                        219.2            1.6              0.8              2.4             1.1%

     Restructuring Costs                                  (57.9)            57.9              -
     Corporate                                             (6.3)             -               (6.3)
                                       ---------        -------          -------          -------
        Total                          $ 1,976.1        $ 140.5          $  60.2            200.7            10.2%
                                       =========        =======          =======          =======
     Core businesses                   $ 1,888.7        $ 124.5          $  60.2          $ 184.7             9.8%
     Acquisitions / Divestitures            87.4           16.9              -               16.0
                                       ---------        -------          -------          -------
        Total                          $ 1,976.1        $ 140.5          $  60.2          $ 200.7            10.2%
                                       =========        =======          =======          =======


                                                                           2002
                                       -----------------------------------------------------------------------------
                                                           Excluding Charges Reconciliation (1)
                                                        -------------------------------------------
                                                        Reported         Excluded         Ex Charges       Operating
                                       Net Sales           OI            Charges              OI             Margin
                                       ---------        --------         --------         ----------       ---------
     Q2:
     Rubbermaid                        $   738.3        $  51.8          $   0.7          $  52.5             7.1%
     Sharpie                               464.0           96.5              0.0             96.5            20.8%
     Irwin                                 447.2           41.2              0.4             41.6             9.3%
     Calphalon Home                        245.5            8.8             (0.3)             8.5             3.5%

     Restructuring Costs                                   (8.9)             8.9              -
     Corporate                                             (7.7)             -               (7.7)
                                       ---------        -------          -------          -------
        Total                          $ 1,895.0        $ 181.7          $   9.7            191.4            10.1%
                                       =========        =======          =======          =======
     Core businesses                   $ 1,882.9        $ 180.9          $   9.7          $ 190.6            10.1%
     Acquisitions / Divestitures            12.1            0.8              -                0.8
                                       ---------        -------          -------          -------
        Total                          $ 1,895.0        $ 181.7          $   9.7          $ 191.4            10.1%
                                       =========        =======          =======          =======





                                                         Year-over-year changes
                                       -----------------------------------------------------------
                                               Net Sales                     Operating Income
                                       ------------------------          --------------------------
                                            $               %               $                %
                                       ---------        -------          -------          -------
     Q2:
     Rubbermaid                        $    12.9           1.8%          $ (12.3)         (23.4)%
     Sharpie                                21.2           4.6%             11.2            11.6%
     Irwin                                  73.3          16.4%             15.1            36.3%
     Calphalon Home                        (26.3)       (10.7)%             (6.1)         (71.8)%

     Restructuring Costs                                                     -
     Corporate                                                               1.4
                                       ---------         ------          -------          -------
        Total                          $    81.1           4.3%          $   9.3             4.9%
                                       =========         ======          =======          =======
     Core businesses                         5.8           0.3%             (5.9)          (3.1)%
     Acquisitions / Divestitures            75.3                            15.2
                                       ---------         ------          -------          -------
        Total                          $    81.1           4.3%          $   9.3             4.9%
                                       =========         ======          =======          =======






                                                                           2003
                                       -----------------------------------------------------------------------------
                                                           Excluding Charges Reconciliation (1)
                                                        -------------------------------------------
                                                        Reported         Excluded         Ex Charges       Operating
                                       Net Sales           OI            Charges              OI             Margin
                                       ---------        --------         --------         ----------       ---------
     YTD:
     Rubbermaid                        $ 1,469.2        $ 107.3          $   0.8          $ 108.1             7.4%
     Sharpie                               779.6          137.4              1.2            138.6            17.8%
     Irwin                               1,002.6           95.2              3.8             99.0             9.9%
     Calphalon Home                        461.1           12.8              0.9             13.7             3.0%

     Restructuring Costs                                 (117.6)           117.6              -
     Corporate                                            (13.5)             -              (13.5)
                                       ---------        -------          -------          -------
        Total                          $ 3,712.5        $ 221.6          $ 124.3            345.9             9.3%
                                       =========        =======          =======          =======
     Core businesses                   $ 3,462.1        $ 190.7          $ 124.3          $ 315.0             9.1%
     Acquisitions / Divestitures           250.4           30.9              -               30.9
                                       ---------        -------          -------          -------
        Total                          $ 3,712.5        $ 221.6          $ 124.3          $ 345.9             9.3%
                                       =========        =======          =======          =======


                                                                           2002
                                       -----------------------------------------------------------------------------
                                                           Excluding Charges Reconciliation (1)
                                                        -------------------------------------------
                                                        Reported         Excluded         Ex Charges       Operating
                                       Net Sales           OI            Charges              OI             Margin
                                       ---------        --------         --------         ----------       ---------
     YTD:
     Rubbermaid                        $ 1,448.3        $ 112.8          $   5.7          $ 118.5             8.2%
     Sharpie                               765.9          122.3              2.5            124.8            16.3%
     Irwin                                 778.3           61.6              2.8             64.0             8.2%
     Calphalon Home                        499.4           29.4             (0.2)            29.2             5.8%

     Restructuring Costs                                  (18.6)            18.6              -
     Corporate                                            (15.2)             -              (15.2)
                                       ---------        -------          -------          -------
        Total                          $ 3,492.0        $ 291.9          $  29.4            321.3             9.2%
                                       =========        =======          =======          =======
     Core businesses                   $ 3,469.6        $ 292.4          $  29.4          $ 321.8             9.3%
     Acquisitions / Divestitures            22.4           (0.5)             -               (0.5)
                                       ---------        -------          -------          -------
        Total                          $ 3,492.0        $ 291.9          $  29.4          $ 321.3             9.2%
                                       =========        =======          =======          =======







                                                         Year-over-year changes
                                       -----------------------------------------------------------
                                               Net Sales                     Operating Income
                                       ------------------------          --------------------------
                                            $               %               $                %
     YTD:
     Rubbermaid                        $    20.8           1.4%          $ (10.4)          (8.8)%
     Sharpie                                13.7           1.8%             13.8            11.1%
     Irwin                                 224.3         28.8%             35.0            54.7%
     Calphalon Home                        (38.3)        (7.7)%            (15.5)         (53.1)%

     Restructuring Costs                                                     -
     Corporate                                                               1.7
                                       ---------         ------          -------          -------
        Total                          $   220.5           6.3%          $  24.6             7.7%
                                       =========         ======          =======          =======
     Core businesses                        (7.5)        (0.2)%             (6.8)          (2.1)%
     Acquisitions / Divestitures           228.0                            31.4
                                       ---------         ------          -------          -------
        Total                          $   220.5           6.3%          $  24.6             7.7%
                                       =========         ======          =======          =======

     (1)    Excludes charges for restructuring and acquisition related charges, the loss on the sale of Cosmolab, and in the first quarter of 2002, the adoption of SFAS No. 142.  See the reconciliation of these charges to "as reported" earnings on the Statements of Operations -
            Excluding Charges.







     Newell Rubbermaid
     Sales and Operating Income
     Three Months Ended June 30, 2003

     CURRENCY ANALYSIS
     -----------------

         BY SEGMENT                          2003                   2002      Year-over-year Increases
         ----------          ---------------------------------    --------    ------------------------
                             Sales as     Currency    Adjusted    Sales as    Excluding    Including   Currency
                             Reported      Impact       Sales     Reported    Currency      Currency    Impact
                             --------     --------    --------    --------    ---------    ---------   --------
     Rubbermaid              $  751.2      $ (14.9)    $  736.3    $  738.2     (0.3)%         1.8%      2.0%
     Sharpie                    485.2        (15.9)       469.3       464.0      1.1%          4.6%      3.4%
     Irwin                      520.5        (24.0)       496.5       447.3     11.0%         16.4%      5.4%
     Calphalon Home             219.2         (7.3)       211.9       245.5    (13.7)%       (10.7)%     3.0%
                             --------      --------    --------    --------

       Total Company         $1,976.1      $ (62.1)    $1,914.0    $1,895.0      1.0%          4.3%      3.3%
                             ========      ========    ========    ========


         BY GEOGRAPHY
         ------------


     United States           $1,391.2      $    -      $1,391.2    $1,380.0      0.8%          0.8%      0.0%
     Canada                      96.2         (9.0)        87.2        81.7      6.7%         17.7%     11.0%
                             --------      --------    --------    --------
      North America           1,487.4         (9.0)     1,478.4     1,461.7      1.1%          1.8%      0.6%

     Europe                     384.5        (59.9)       324.6       328.4     (1.2)%        17.1%     18.2%
     Central & South America     72.1          9.8         81.9        76.0      7.8%         (5.1)%   (12.9)%
     All Other                   32.1         (3.0)        29.1        28.9      0.7%         11.1%     10.4%
                             --------      --------    --------    --------

      Total Company          $1,976.1      $(62.1)     $1,914.0    $1,895.0      1.0%          4.3%      3.3%
                             ========      =======     ========    ========







     NEWELL RUBBERMAID
     SALES AND OPERATING INCOME
     SIX MONTHS ENDED JUNE 30, 2003


     CURRENCY ANALYSIS
     -----------------



        BY SEGMENT                         2003                         2002      Year-over-year Increases
        ----------           -----------------------------------      --------    ------------------------
                             Sales as     Currency      Adjusted      Sales as    Excluding      Including     Currency
                             Reported      Impact        Sales        Reported    Currency       Currency       Impact
                             --------     --------      --------      --------    ---------      ---------     --------
     Rubbermaid              $1,469.2      $(26.1)      $1,443.1      $1,448.4      (0.4)%          1.4%          1.8%
     Sharpie                    779.6       (21.9)         757.7         765.9      (1.1)%          1.8%          2.9%
     Irwin                    1,002.6       (45.7)         956.9         778.3       22.9%         28.8%          5.9%
     Calphalon Home             461.1       (15.6)         445.5         499.4     (10.8)%        (7.7)%          3.1%
                             --------     -------       --------      --------
         Total Company       $3,712.5     $(109.3)      $3,603.2      $3,492.0        3.2%          6.3%          3.1%
                             ========     =======       ========      ========


        BY GEOGRAPHY
        ------------

     United States           $2,626.4     $   -         $2,626.4      $2,554.2        2.8%          2.8%          0.0%
     Canada                     170.6       (13.2)         157.4         145.4        8.3%         17.3%          9.1%
                             --------     -------       --------      --------
        North America         2,797.0       (13.2)       2,783.8       2,699.6        3.1%          3.6%          0.5%


     Europe                     731.4      (115.4)         616.0         620.6      (0.7)%         17.9%         18.6%
     Central & South America    121.5        25.3          146.8         123.9       18.5%        (1.9)%       (20.4)%
     All Other                   62.6        (6.0)          56.6          47.9       18.2%         30.7%         12.5%
                             --------     -------       --------      --------
        Total Company        $3,712.5     $(109.3)      $3,603.2      $3,492.0        3.2%          6.3%          3.1%
                             ========     =======       ========      ========

